As filed with the Securities and Exchange Commission on February 9, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Security & Surveillance Technology, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	98-0509431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road	518034
Futian District, Shenzhen, China	(Zip Code)
(Address of Principal Executive Offices)

2007 Equity Incentive Plan
(Full title of the plan)

Guoshen Tu	With a Copy to:
Chairman and CEO	Louis A. Bevilacqua, Esq.
13/F, Shenzhen Special Zone Press Tower Shennan Road	Pillsbury Winthrop Shaw Pittman LLP
Futian District, Shenzhen, China 518034	2300 N Street, N.W.
(Name and address of agent for service)	Washington, DC 20037

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price per	aggregate	Amount of
to be registered	registered(1)	share(2)	offering price	registration fee
Common Stock, par value $0.0001, issuable upon equity awards granted under the 2007 Equity Incentive Plan	4,000,000	$7.08	$28,320,000	$2,019

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that became issuable under the applicable plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Registrant’s common stock as reported on The New York Stock Exchange on February 8, 2010.

Explanatory Note

On February 3, 2010, the shareholders of China Security & Surveillance Technology, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2007 Equity Incentive Plan (the “Plan”) to, among other things, increase the maximum number of shares of the Company’s common stock, par value $0.0001 per share, available for grant under the Plan from 8,000,000 shares to 12,000,000 shares. The Company is filing this Registration Statement to register the additional 4,000,000 shares of common stock available for grant under the Plan as a result of the Amendment.

The additional 4,000,000 shares of common stock registered hereunder are of the same class as those securities registered by the Company under its Registration Statement on Form S-8 which was filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2007 (Registration No. 333-140780) (the “Earlier Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated in this Registration Statement by reference:

     (a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on March 5, 2009;

     (b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on April 30, 2009;

     (c) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on July 28, 2009;

     (d) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, filed with the Commission on October 28, 2009;

     (e) Our Current Reports on Form 8-K filed on January 16, 2009, January 16, 2009, August 21, 2009, August 27, 2009, September 3, 2009, October 5, 2009 and October 23, 2009; and

     (f) The description of our common stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A filed on October 26, 2007 pursuant to Section 12(b) of the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

Exhibit	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
10.1	Amended and Restated China Security & Surveillance Technology, Inc. 2007 Equity Incentive Plan (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed on December 30, 2009)
23.1	Consent of GHP Horwath, P.C.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Shenzhen, People’s Republic of China, on this 9th day of February, 2010.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

By	/s/ Guoshen Tu
Guoshen Tu
Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of China Security & Surveillance Technology, Inc., hereby severally constitute and appoint Guoshen Tu and Terence Yap, and each of them acting alone, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on February 9, 2010.

SIGNATURE	TITLE

/s/ Guoshen Tu	Chairman, Chief Executive Officer and Director
Guoshen Tu	(Principal Executive Officer)

/s/ Terence Yap	Chief Financial Officer and Director
Terence Yap	(Principal Financial Officer and Principal Accounting
Officer)

/s/ Runsen Li	Director
Runsen Li

/s/ Peter Mak	Director
Peter Mak

/s/ Robert Shiver	Director
Robert Shiver

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
10.1	Amended and Restated China Security & Surveillance Technology, Inc. 2007 Equity Incentive Plan (incorporated by reference to the Company’s definitive proxy statement on Schedule 14A filed on December 30, 2009)
23.1	Consent of GHP Horwath, P.C.
23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the Signature Page to this Registration Statement)